Exhibit 99.1

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective April 28, 2017 between German American Capital Corporation, as seller (the “Mortgage Loan Seller”), and Deutsche Mortgage & Asset Receiving Corporation, as purchaser (in such capacity, the “Purchaser”).

The Mortgage Loan Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the commercial, multifamily and, if applicable, manufactured housing community mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (the “Mortgage Loan Schedule”).

It is expected that the Mortgage Loans will be transferred, together with other commercial, multifamily and, if applicable, manufactured housing community mortgage loans (such Mortgage Loans, the “Other Mortgage Loans”) to the CD 2017-CD4 Mortgage Trust, a trust fund (the “Trust Fund”) to be formed by the Purchaser, the beneficial ownership of which will be evidenced by a series of commercial mortgage pass-through certificates. The offer and sale of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class A-M, Class B and Class C Certificates ( the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Trust Fund will be created and the Certificates will be issued pursuant to the pooling and servicing agreement, dated as of May 1, 2017 (the “Pooling and Servicing Agreement”), between the Purchaser, as depositor (in such capacity, the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), as trustee (in such capacity, the “Trustee”), as custodian and as paying agent, and Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”).

The Purchaser intends to sell the Registered Certificates to Deutsche Bank Securities Inc. (“DBSI”), Citigroup Global Markets Inc. (“CGMI”), J.P. Morgan Securities LLC (“JPMS”) and Academy Securities, Inc. (“Academy”) (together with DBSI, CGMI, and JPMS, in their capacities as underwriters, the “Underwriters”) pursuant to the underwriting agreement, dated as of the date hereof (the “Underwriting Agreement”). The Purchaser intends to sell the Class X-B, Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class S and Class R Certificates (the “Non-Registered Certificates”) to DBSI and CGMI (together with DBSI, in their capacities as initial purchasers, the “Initial Purchasers” and, together with the Underwriters, the “Principals”) pursuant to the certificate purchase agreement, dated as of the date hereof (the “Certificate Purchase Agreement”).

On the Closing Date, the Mortgage Loan Seller, as retaining sponsor, is expected to purchase for cash from the Depositor a single vertical security (the “VRR Interest” and, together with the Registered Certificates and the Non-Registered Certificates, the “Certificates”), and the Mortgage Loan Seller is expected to sell a portion of the VRR Interest to Deutsche Bank

AG, New York Branch (a “majority-owned affiliate” of the Mortgage Loan Seller) (“DBNY”), and is expected to sell the remaining portion of the VRR Interest to Citi Real Estate Funding Inc. (“CREFI”) (which is expected to transfer such portion of the VRR Interest to Citigroup Global Markets Realty Corp. (“CGMRC”), a “majority-owned affiliate” of CREFI). Each of DBNY, CREFI and CGMRC is referred to as a “Retaining Party”.

Capitalized terms that are used but not defined herein have the respective meanings assigned to them in the Pooling and Servicing Agreement (in effect as of the Closing Date) or, if not defined therein, in the Indemnification Agreement, dated the date hereof (the “Indemnification Agreement”), between the Mortgage Loan Seller, the Purchaser and the Principals.

Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.     Agreement to Purchase.

Subject to the terms and conditions set forth in this Agreement, the Mortgage Loan Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser upon receipt of the Mortgage Loan Purchase Price referred to in this Section 1, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on or about the Closing Date or such other date as shall be mutually acceptable to the parties hereto. As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance (the “Aggregate Cut-off Date Balance”), after application of all payments of principal due thereon on or before the Cut-off Date, whether or not received, of $581,181,544, subject to a variance of plus or minus 5.0%. The purchase price of the Mortgage Loans (the “Mortgage Loan Purchase Price”) shall be equal to the amount set forth in (and subject to the adjustments contemplated by) the bill of sale (substantially in the form of Exhibit F to this Agreement), to be entered into between the Mortgage Loan Seller and the Purchaser in connection with this Agreement and the issuance of the Certificates (the “Bill of Sale”).

Section 2.     Conveyance of Mortgage Loans.

(a)          On the Closing Date, subject only to receipt by the Mortgage Loan Seller of the Mortgage Loan Purchase Price, the satisfaction of the other closing conditions required to be satisfied on the part of Purchaser pursuant to Section 7 and the issuance of the Certificates, the Mortgage Loan Seller agrees to sell, transfer, assign, set over and otherwise convey to the Purchaser, and without limiting Section 4(a) hereof without recourse, representation or warranty, other than as set forth herein, all the right, title and interest of the Mortgage Loan Seller from and after the Closing Date in and to the following property whether now owned or existing or hereafter acquired or arising (the “Covered Assets”): the Mortgage Loans identified on the Mortgage Loan Schedule, including all rights to payment in respect thereof, which, notwithstanding the foregoing, includes all interest and principal received or receivable by the Mortgage Loan Seller on or with respect to the Mortgage Loans after the Cut-off Date (subject to the proviso in the next sentence), together with all of the Mortgage Loan Seller’s right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, subject to (i) that certain Servicing Rights Appointment Agreement, dated as of May 17, 2017, between the Master Servicer and the Mortgage Loan Seller, (ii) the rights of any related Companion Loan Noteholder pursuant to the related Intercreditor Agreement, if any, (iii) any Other Pooling and Servicing Agreement related to a Mortgage Loan that is part of a Non-Serviced Whole Loan, if any, and (iv) the Mortgage Loan Seller’s Retained Defeasance Rights and Obligations. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Mortgage Loan Seller, the Mortgage Loan Seller shall deliver or cause to be delivered to or at the direction of the Purchaser) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date; provided, however, that all scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Mortgage Loan Seller, and the Purchaser or its successors or assigns shall promptly remit any such payments to the Mortgage Loan Seller.

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 2(a) serve as an assignment and assumption agreement between the Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee. Accordingly, the Mortgage Loan Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Mortgage Loan Seller in, to and arising out of the related Intercreditor Agreement (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Mortgage Loan Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) with respect to the related Intercreditor Agreement from and after the Closing Date. In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Within 45 days after the Closing Date or, without limiting the requirements of the first paragraph of Section 2(d), after such later date on which the Mortgage Loan Seller has received all the missing filing/recording information, the Mortgage Loan Seller shall, or shall at the expense of the Mortgage Loan Seller cause a third party vendor (which may be the Trustee, Certificate Administrator or Custodian pursuant to the Pooling and Servicing Agreement or otherwise) to, except in the case of any Mortgage Loan that is a Non-Serviced Mortgage Loan, (1) complete (to the extent necessary) and submit for recording (in favor of the Trustee in the following form: “Wells Fargo Bank, National Association, as Trustee, for the benefit of the Holders of CD 2017-CD4 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-CD4” (in such capacity and, with respect to any Serviced Whole Loan, on behalf of any related Serviced Companion Loan Noteholders)) in the appropriate public recording office (a) each Assignment of Mortgage referred to in clause (iii) of Section 2.01(a) of the Pooling and Servicing Agreement which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in clause (viii)(B) of Section 2.01(a) of the Pooling and Servicing Agreement (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) complete (to the extent necessary) and file in the appropriate public filing office each UCC assignment of financing statement referred to in clause (v)(B) and (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement which has not yet been submitted for filing or recording. Each such document shall reflect that the recorded original should be returned by the public recording office to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following recording, and each such document shall reflect that the file copy thereof should be returned to the Custodian or its designee (or to the Mortgage Loan Seller or its designee as an alternative) following filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, the Custodian shall use commercially reasonable efforts to obtain therefrom a certified copy of the recorded original, at the expense of the Depositor. In the event that any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Custodian or such other third party vendor as retained by the Mortgage Loan Seller for recording or filing, as appropriate, at the Mortgage Loan Seller’s expense. In the event that the Mortgage Loan Seller receives the original recorded or filed copy, the Mortgage Loan Seller shall, or shall cause a third party vendor or any other party under its control to, promptly upon receipt of the original recorded or filed copy (and in no event later than 5 Business Days following such receipt) deliver such original to the Custodian, with evidence of filing or recording thereon. Notwithstanding anything to the contrary contained in this Section 2, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Mortgage Loan Seller shall be deemed to have been satisfied upon delivery to the Custodian of a copy of the recorded original of such Mortgage, Assignment of Mortgage, Assignment of Leases, Rents and Profits or Reassignment of Assignment of Leases, Rents and Profits.

Notwithstanding any contrary provision set forth in this Section 2 or in Article II of the Pooling and Servicing Agreement, in connection with any Servicing Shift Mortgage Loan, (1) instruments of assignment may be in blank and need not be recorded pursuant to this Agreement until the earliest of (i) the Servicing Shift Securitization Date, in which case such instruments are required to be assigned and recorded pursuant to the related Other Pooling and Servicing Agreement, (ii) the date such Servicing Shift Mortgage Loan becomes a Specially Serviced Loan, in which case assignments and recordations shall be effected in accordance with Section 2.01(a) of the Pooling and Servicing Agreement, and (iii) the expiration of 180 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with Section 2.01(a) of the Pooling and Servicing Agreement, (2) no letter of credit need be amended (including, without limitation, to change the beneficiary thereon) until the earliest of (i) the related Servicing Shift Securitization Date, in which case such amendment shall be in accordance with the related Other Pooling and Servicing Agreement, (ii) the date such Servicing Shift Whole Loan becomes a Specially Serviced Loan prior to such Servicing Shift Securitization Date, in which case such amendment shall be effected in accordance with the terms of Section 2.01 of the Pooling and Servicing Agreement, and (iii) 180 days following the Closing Date, in which case such amendment shall be effected in accordance with the terms of Section 2.01 of the Pooling and Servicing Agreement, and (3) on and following the Servicing Shift Securitization Date, the Person selling such Companion Loan to the related Other

Depositor, at its own expense, shall be (a) entitled to direct the Trustee or Custodian to deliver the originals of all mortgage loan documents in its possession (other than the promissory note evidencing such Servicing Shift Mortgage Loan) to the related Other Trustee or custodian therefor, (b) if the right under clause (a) is exercised, required to cause the retention by or delivery to the Trustee or Custodian of photocopies of the mortgage loan documents so delivered to such Other Trustee or other custodian, (c) entitled to cause the completion (or in the event of a recordation as contemplated by clause (1)(ii) of this paragraph, the preparation, execution and delivery) and recordation of instruments of assignment in the name of such Other Trustee or other custodian, (d) if the right under clause (c) is exercised, required to deliver to the Trustee or Custodian photocopies of any instruments of assignment so completed and recorded, and (e) entitled to require the Master Servicer to transfer, and to cooperate with all reasonable requests in connection with the transfer of, the Servicing File, and any Escrow Payment, reserve funds and items specified in clause (xix) and (xx) of Section 2.01(a) of the Pooling and Servicing Agreement, for such Servicing Shift Whole Loan to the related Other Servicer.

On the Closing Date, upon (i) notification from the Mortgage Loan Seller that the Mortgage Loan Purchase Price referred to in Section 1 has been received by the Mortgage Loan Seller and (ii) the issuance of the Certificates, the Purchaser shall be authorized to release to the Certificate Administrator or its designee all of the Mortgage Files in the Purchaser’s possession relating to the Mortgage Loans.

(b)          In connection with the Mortgage Loan Seller’s assignment pursuant to subsection (a) above, and subject to subsections (c) and (d) below, the Mortgage Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, on or before the Closing Date, the documents and/or instruments referred to in clauses (i), (ii), (vii), (xi) and (xix) of Section 2.01(a) of the Pooling and Servicing Agreement for each Mortgage Loan so assigned (with originals with respect to clause (i)(A) and copies with respect to clauses (ii), (vii), (xi) and (xix)) and, except as otherwise provided in Section 2(d) below, within 30 days following the Closing Date, the remaining applicable documents required to be included in the Mortgage File (as defined below) for each such Mortgage Loan, with copies to the Master Servicer; provided that, with respect to a Mortgage Loan that is included in a Serviced Whole Loan, except for the Mortgage Note referred to in clause (i)(B) of Section 2.01(a) of the Pooling and Servicing Agreement, only a single original set of Loan Documents is required to be delivered. With respect to a Mortgage Loan that is a Non-Serviced Mortgage Loan, any assignments or other transfer documents referred to in the Mortgage File as being in favor of the Trustee shall instead be in favor of the applicable Other Trustee, and (1) if the Custodian is not also the related Non-Serviced Whole Loan Custodian, the preceding document delivery requirements will be met by the delivery by or on behalf of the Mortgage Loan Seller to the Custodian of copies of the documents specified in the Mortgage File (other than the Mortgage Note and intervening endorsements evidencing a Non-Serviced Mortgage Loan, with respect to which the originals shall be required), including a copy of the Mortgage securing the applicable Non-Serviced Mortgage Loan and copies of the companion notes, or (2) if the Custodian is also the related Non-Serviced Whole Loan Custodian, the preceding document delivery requirements shall be met by the delivery by the Mortgage Loan Seller to the Custodian of only the original Mortgage Note, intervening endorsements and intercreditor agreement evidencing such Non-Serviced Mortgage Loan (and, if any document specified in the Mortgage

File was not required to be delivered in connection with the related Other Securitization, a copy of such document).

The “Mortgage File” with respect to each Mortgage Loan means, subject to the limitations, qualifications and exceptions set forth in this Agreement and Section 2.01 of the Pooling and Servicing Agreement, the documents and instruments listed in Section 2.01(a)(i)-(xxi) of the Pooling and Servicing Agreement.

(c)          If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and an indemnification in connection therewith in favor of the Certificate Administrator, the Trustee and the Custodian.

(d)          If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iii), (iv), (v), (viii), (xiv) and (xvi) of Section 2.01(a) of the Pooling and Servicing Agreement and the UCC financing statements and UCC assignments of financing statements referred to in clause (xiii) of Section 2.01(a) of the Pooling and Servicing Agreement, with evidence of recording or filing thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded or filed document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the applicable public recording or filing office, by the applicable title insurance company or by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) has been delivered to the Custodian within 45 days after the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) within 180 days after the Closing Date (or within such longer period after the Closing Date as the Custodian may consent to, which consent shall not be unreasonably withheld, conditioned or delayed so long as the Mortgage Loan Seller has provided the Custodian with evidence of such recording or filing, as the case may be, or has certified to the Custodian as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Custodian no less often than quarterly, in good faith attempting to obtain from the appropriate public recording or filing office such original or copy, provided such extensions do not exceed 24 months in the aggregate).

If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender’s title insurance policy referred to in clause (vii) of Section 2.01(a) of the Pooling and Servicing Agreement solely because such policy has not yet been issued, the delivery requirements of Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller has delivered to the Custodian a binder marked as binding and countersigned by the title insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing as binding by the related title insurance company) or an acknowledged closing instruction or escrow letter, and the Mortgage Loan Seller shall deliver to the Custodian or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender’s title insurance policy (or a copy thereof).

Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (xix) and clause (xx) of Section 2.01(a) of the Pooling and Servicing Agreement, the Mortgage Loan Seller acknowledges that the Master Servicer (or the applicable Other Servicer with respect to any Non-Serviced Mortgage Loan) will hold the original of each such document in trust on behalf of the Trustee in order to draw on such letter of credit on behalf of the Trust and the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Agreement by delivering the original of each such document to the Master Servicer. The Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter of credit required (which assignment or amendment shall, except in the case of a Non-Serviced Mortgage Loan, change the beneficiary of the letter of credit to the Trust in care of the Master Servicer) in order for the Master Servicer to draw on such letter of credit on behalf of the Trust. In the event that the documents specified in clause (xx) of Section 2.01(a) of the Pooling and Servicing Agreement are missing with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) because the related assignment or amendment documents have not been completed, the Mortgage Loan Seller shall take all reasonably necessary steps to enable the Master Servicer, as and when funds payable thereunder are needed, to draw on the related letter of credit on behalf of the Trust including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

Contemporaneously with the execution of this Agreement by the Purchaser and the Mortgage Loan Seller, the Mortgage Loan Seller shall deliver a power of attorney substantially in the form of Exhibit C hereto to each of the Master Servicer and the Special Servicer, that permits such parties to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan which have not been delivered, assigned or recorded at the time required for enforcement by the Trust Fund. The Mortgage Loan Seller will be required to effect at its expense the assignment and, if applicable, recordation of its Loan Documents until the assignment and recordation of all such Loan Documents has been completed.

(e)          Except as provided below, and except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, all documents and records in the Mortgage Loan Seller’s possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File but that are reasonably required to service the Mortgage Loans and copies of the documents in the Mortgage File (all such other documents and records, including Environmental Reports, as to any Mortgage Loan, the “Servicing File”), together with all escrow payments, reserve funds and other comparable funds in the possession of the Mortgage Loan Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that shall, as of the Closing Date, begin acting on behalf of the Master Servicer pursuant to a written agreement between such parties) be delivered by the Mortgage Loan Seller (or its agent) to the Master Servicer (as the Purchaser’s designee) no later than the Closing Date; provided, however, that the Mortgage Loan Seller shall not be required to deliver, and the Servicing File shall not be deemed to include drafts of Loan Documents, attorney-client or internal communications of the Mortgage Loan Seller or its affiliates or Mortgage Loan Seller’s credit underwriting or due diligence analyses or related data (as distinguished from Environmental Reports, financial statements, credit reports, title reports, structural and engineering reports, appraisals and other reports, analyses or data provided by the Borrowers or third parties other than the Mortgage Loan Seller’s attorneys). If a sub-servicer shall, as of the Closing Date, begin acting on behalf of the Master Servicer with respect to any Mortgage Loan pursuant to a written agreement between such parties, the Mortgage Loan Seller or its agent shall deliver a copy of the related Servicing File to the Master Servicer.

(f)         Each of the Mortgage Loan Seller and the Purchaser will treat, and their respective records will reflect, the transfer of the Mortgage Loans to the Purchaser as a sale, including for tax, accounting and any regulatory purposes. Following the transfer of the Mortgage Loans to the Purchaser, the Mortgage Loan Seller will not take any action inconsistent with the ownership of the Mortgage Loans by the Purchaser or its assignees.

(g)        Furthermore, it is the express intent of the parties hereto that the conveyance of the Mortgage Loans by Mortgage Loan Seller to Purchaser as provided in this Agreement be, and be construed as, a sale of the Mortgage Loans by Mortgage Loan Seller to Purchaser and not a pledge of the Mortgage Loans by Mortgage Loan Seller to Purchaser to secure a debt or other obligation of Mortgage Loan Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to be property of Mortgage Loan Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans:

(i)         this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

(ii)        the conveyance provided for in this Agreement shall hereby grant from Mortgage Loan Seller to Purchaser, and Mortgage Loan Seller hereby grants to Purchaser, a security interest in and to all of Mortgage Loan Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to the Covered Assets and all proceeds thereof;

(iii)       the possession by Purchaser or its assignee of the Mortgage Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a Person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction; and

(iv)         notifications to Persons holding such property, and acknowledgments, receipts, confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for (as applicable), Purchaser or its assignee for the purpose of perfecting such security interest under applicable law.

The Mortgage Loan Seller at the direction of the Purchaser or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such. In connection herewith, Purchaser and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may execute and file such UCC Financing Statements as may be reasonably necessary or appropriate to accomplish the foregoing.

(h)          It is further acknowledged and agreed by the Mortgage Loan Seller that the Purchaser intends to convey all right, title and interest of the Purchaser from and after the Closing Date in and to the Mortgage Loans and all rights and remedies under this Agreement (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement) to the Trustee on behalf of the Certificateholders, including, without limitation, all rights and remedies as may be available under Section 6 to the Purchaser in the event of a Material Breach or a Material Defect, and the Trustee on behalf of the Certificateholders, as assignee of the Purchaser, or such other party as may be specified in the Pooling and Servicing Agreement, shall be entitled to enforce any obligations of the Mortgage Loan Seller hereunder in connection with a Material Breach or a Material Defect as if the Trustee on behalf of the Certificateholders had been an original party to this Agreement.

Section 3.     Examination of Mortgage Files and Due Diligence Review.

The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files shall not affect the Purchaser’s right to pursue any remedy available in equity or at law under Section 6 for a breach of the Mortgage Loan Seller’s representations, warranties and covenants set forth in or contemplated by Section 4.

Section 4.     Representations, Warranties and Covenants of the Mortgage Loan Seller.

(a)          The Mortgage Loan Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit D with respect to each Mortgage Loan, subject to the exceptions set forth on Schedule D-1 to Exhibit D.

(b)          In addition, the Mortgage Loan Seller, as of the date hereof, hereby represents and warrants to, and covenants with, the Purchaser that:

(i)          The Mortgage Loan Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

(ii)         The execution and delivery of this Agreement by the Mortgage Loan Seller, and the performance of, and compliance with, the terms of this Agreement by the Mortgage Loan Seller, do not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, in each case which materially and adversely affects the ability of the Mortgage Loan Seller to carry out the transactions contemplated by this Agreement.

(iii)        The Mortgage Loan Seller has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)        This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, liquidation, moratorium and other laws affecting the enforcement of creditors’ rights generally, including if the Mortgage Loan Seller is determined to be a “financial company” or an affiliate thereof under Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the powers of the Federal Deposit Insurance Corporation as receiver under Title II (Orderly Liquidation Authority) of the Dodd-Frank Act, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification or contribution for securities laws liabilities.

(v)          The Mortgage Loan Seller is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement do not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

(vi)        No litigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller the outcome of which, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

(vii)       The Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other Person, other than the Purchaser, the Principals, and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

(viii)      No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law (including, with respect to any bulk sale laws), for the execution, delivery and performance by the Mortgage Loan Seller of, or compliance by the Mortgage Loan Seller with, this Agreement, or the consummation by the Mortgage Loan Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Mortgage Loan Seller’s sale of the Mortgage Loans to the Purchaser pursuant to this Agreement, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Mortgage Loan Seller under this Agreement.

(ix)        Except for the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (such report, the “Accountant’s Due Diligence Report”), the Mortgage Loan Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Depositor) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Mortgage Loan Seller has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus. The Mortgage Loan Seller further represents and warrants that no portion of the Accountant’s Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Principals are third-party beneficiaries of the provisions set forth in this Section 4(b)(ix).

(c)          Upon discovery by any of the Mortgage Loan Seller or the parties to the Pooling and Servicing Agreement of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection (a) above and set forth in Exhibit D that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser or the Trustee on behalf of the Certificateholders, the party discovering such breach shall (if the discovering party is the Mortgage Loan Seller), or shall be required pursuant to the Pooling and Servicing Agreement (if the discovering party is a party to the Pooling and Servicing Agreement) to, give prompt written notice of such breach to the Mortgage Loan Seller and/or the other parties, as applicable.

(d)         With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trust or otherwise deliver a new comfort letter (or any new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trust, the Mortgage Loan Seller or its designee shall provide any such required notice or make any such required request to the related franchisor, with a copy of such notice or request to the Master Servicer, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), notify the related franchisor that such Mortgage Loan has been transferred to the Trust and request a replacement comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

(e)          Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to (or as instructed by) the Depositor, together with an index identifying each such document delivered, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

(f)          Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall provide the Depositor (together with copies via email to the Master Servicer at NoticeAdmin@midlandls.com, the Special Servicer at liat.heller@rialtocapital.com, the Trustee at trustadministrationgroup@wellsfargo.com, the Certificate Administrator at trustadministrationgroup@wellsfargo.com, the Custodian at cmbscustody@wellsfargo.com and the Asset Representations Reviewer at cmbs.notices@parkbridgefinancial.com) with a certificate stating that (i) the Mortgage Loan Seller has delivered or caused to be delivered an electronic copy of the Diligence File for each Mortgage Loan, (ii) the Diligence File contains all documents required under the definition of “Diligence File” and (iii) the Diligence File is organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

(g)          Upon written request of the Asset Representations Reviewer pursuant to Section 11.01(b)(ii) of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall provide to the Asset Representations Reviewer (or the Special Servicer at its request) within 10 Business Days of the Mortgage Loan Seller’s receipt of such written request (which time period may be extended upon mutual agreement between the Mortgage Loan Seller and the Asset Representations Reviewer), copies of all relevant documents and records (including, but not limited to, records stored electronically on computer tapes, electronic discs, and similar media) requested by the Asset Representations Reviewer and in the possession of the Mortgage Loan Seller relating to the related Delinquent Loan, to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement; provided that the Mortgage Loan Seller shall not be required to deliver information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents or privileged or internal communications.

(h)          Upon the completion of an Asset Review with respect to each Mortgage Loan and within forty-five (45) days of the Mortgage Loan Seller’s receipt of a written invoice from the Asset Representations Reviewer, the Mortgage Loan Seller shall pay to the Asset Representations Reviewer the related Asset Representations Reviewer Asset Review Fee for such Asset Review.

(i)          The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) any failure of the Mortgage Loan Seller to pay the fees described under Section 4(h) above within 90 days of the Mortgage Loan Seller’s receipt of a written invoice from the Asset Representations Reviewer or (ii) any failure by the Mortgage Loan Seller to provide all documents required to be delivered by it pursuant to Section 4(g) and Section 4(e) of this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within the related time period specified in such Section 4(g) or Section 4(e) (or such later date specified herein or in the Pooling and Servicing Agreement).

(j)          The Mortgage Loan Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method.

(k)          With respect to any Non-Serviced Mortgage Loan that is (or may become pursuant to the related Intercreditor Agreement) part of a Non-Serviced Whole Loan, (x) in the event that the Closing Date occurs on or prior to the closing date of the Other Securitization, the Mortgage Loan Seller shall provide (or cause to be provided) to the Depositor (and counsel thereto) and the Certificate Administrator (i) written notice in a timely manner of (but no later than three (3) Business Days prior to) the closing date of such Other Securitization, and (ii) no later than one (1) Business Day after the closing date of such Other Securitization, a copy of the Other Pooling and Servicing Agreement in an EDGAR-compatible format, and (y) in the event that the Closing Date occurs after the closing of the Other Securitization, the Mortgage Loan Seller shall provide, or cause the Other Depositor to provide, the Depositor (and counsel thereto) with a copy of the related Other Pooling and Servicing Agreement (together with any amendments thereto) in an EDGAR-compatible format by the later of (i) two (2) Business Days prior to the Closing Date and (ii) one (1) Business Day after the closing date of such Other Securitization.

Section 5.     Representations, Warranties and Covenants of the Purchaser.

(a)         The Purchaser, as of the date hereof, hereby represents and warrants to, and covenants with, the Mortgage Loan Seller that:

(i)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of State of Delaware.

(ii)         The execution and delivery of this Agreement by the Purchaser, and the performance of, and compliance with, the terms of this Agreement by the Purchaser, do not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii)        The Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv)        This Agreement, assuming due authorization, execution and delivery by the Mortgage Loan Seller, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v)         The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance of, and compliance with, the terms of this Agreement will not constitute a violation of, any law, any judgment, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vi)        No litigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser which would prohibit the Purchaser from entering into this Agreement or, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

(vii)       The Purchaser has not dealt with any broker, investment banker, agent or other Person, other than the Mortgage Loan Seller, the Principals and their respective affiliates, that may be entitled to any commission or compensation in connection with the purchase of the Mortgage Loans or the consummation of any of the transactions contemplated hereby.

(viii)      No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the Purchaser’s execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained, made or given and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Purchaser under this Agreement.

(ix)        The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Principals at least 6 Business Days before the first sale in the offering contemplated by the Prospectus; and (C) furnished each such Form 15G to the Commission on EDGAR at least 5 Business Days before the first sale in the offering contemplated by the Prospectus as required by Rule 15Ga-2.

(b)          Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Mortgage Loan Seller, the party discovering such breach shall give prompt written notice of such breach to the other party or parties hereto.

Section 6.     Repurchases; Substitutions.

(a)          If the Purchaser discovers that any document constituting a part of a Mortgage File has not been delivered within the time periods provided for herein, has not been properly executed, is missing, does not appear to be regular on its face or contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (each, a “Defect”), or discovers or receives notice of a breach of any representation or warranty of the Mortgage Loan Seller made pursuant to Section 4(a) of this Agreement with respect to any Mortgage Loan (a “Breach”), and if such Defect is a Material Defect or such Breach is a Material Breach, then the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund) shall give prompt written notice thereof to the Mortgage Loan Seller. If any such Defect or Breach materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests in such Mortgage Loan or Mortgaged Property of the Purchaser, or causes the related Mortgage Loan to be other than a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective obligation to be treated as a “qualified mortgage”), then such Defect shall constitute a “Material Defect” or such Breach shall constitute a “Material Breach,” as the case may be; provided, however, that if any of the documents specified in clauses (i), (ii), (vii), (xi) and (xix) of Section 2.01(a) of the Pooling and Servicing Agreement is (subject to Sections 2(c) and 2(d) hereof) not delivered, and is certified as missing pursuant to Section 2.02 of the Pooling and Servicing Agreement, it shall be deemed a Material Defect. Promptly upon receiving written notice of any Material Defect or Material Breach with respect to a Mortgage Loan, accompanied by a written demand to take the actions contemplated by this sentence, the Mortgage Loan Seller shall, not later than 90 days from the Mortgage Loan Seller’s receipt from the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian, on behalf of the Trust Fund) of notice of, and demand to take action with respect to, such Material Defect or Material Breach, as the case may be (or, in the case of a Material Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” as described in the preceding sentence, not later than 90 days after any party to the Pooling and Servicing Agreement discovers such Material Defect or Material Breach, provided that the Mortgage Loan Seller has received notice in accordance with the terms of the Pooling and Servicing Agreement) (any such 90-day period, the “Initial Resolution Period”), (i) cure the same in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Purchase Price or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (other than with respect to a Whole Loan, for which no substitution shall be permitted) and pay to the Master Servicer for deposit into the Collection Account any Substitution Shortfall Amount in connection therewith (provided that in no event shall such substitution occur later than the second anniversary of the Closing Date); provided that if (i) such Material Defect or Material Breach (other than one relating to a deemed Material Defect under the proviso to the immediately preceding sentence) is capable of being cured but not within the Initial Resolution Period, (ii) such Material Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions, (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect or Material Breach within the Initial Resolution Period, and (iv) the Mortgage Loan Seller has delivered to the Master Servicer, the Special Servicer, the Certificate Administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the Trustee, the Operating Advisor, the Asset Representations Reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reason the cure was not effected within the initial 90-day period, then the Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such cure, to repurchase the Mortgage Loan or substitute a Qualified Substitute Mortgage Loan. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theatre or fitness center (operated by a Borrower), then the failure to deliver to the Custodian copies of the UCC financing statements with respect to such Mortgage Loan shall not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, the Mortgage Loan Seller agrees that any Defect as such term is defined in the related controlling

Other Pooling and Servicing Agreement (other than a Defect related to the promissory note for the related Companion Loan) will constitute a Defect under this Agreement.

No delay in either the discovery of a Material Defect or Material Breach on the part of any party to the Pooling and Servicing Agreement or in providing notice of such Material Defect or Material Breach shall relieve the Mortgage Loan Seller of its obligation to repurchase the related Mortgage Loan (if it is otherwise required to do so under this Agreement) unless (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect or Material Breach, (ii) such delay is the result of the failure by a party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect or Material Breach (knowledge shall not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the Mortgage Loan Seller from curing such Material Defect or Material Breach and (iii) provided that the Mortgage Loan Seller is afforded a cure period of 90 days from the Mortgage Loan Seller’s receipt of notice thereof, such Material Defect or Material Breach did not relate to a Mortgage Loan not being a “qualified mortgage” as described in this section.

If the Mortgage Loan Seller is notified of a Defect in any Mortgage File that also affects information set forth in the Mortgage Loan Schedule, the Mortgage Loan Seller shall promptly correct such Defect and provide a new, corrected Mortgage Loan Schedule to the Purchaser, which corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule for all purposes. Subject to the immediately preceding paragraph, the failure of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee to notify the Mortgage Loan Seller of a Material Defect or Material Breach shall not constitute a waiver of any cure or repurchase obligation, provided that the Mortgage Loan Seller must receive written notice thereof as described in this Section 6(a) before commencement of the Initial Resolution Period.

If (x) there exists a Breach of any representation or warranty on the part of the Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 of Exhibit D to this Agreement relating to fees and expenses payable by the Borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related Borrower to pay such fees and expenses, then, upon receipt of notice from the Master Servicer or Special Servicer, the Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of the Mortgage Loan Seller’s receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such Breach. Upon its making such deposit, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Mortgage Loan Seller shall not be obligated to repurchase or otherwise cure such Breach.

Notwithstanding the foregoing provisions of this Section 6(a), in lieu of the Mortgage Loan Seller performing its obligations with respect to any Material Breach or Material

Defect provided in the three preceding paragraphs, to the extent that the Mortgage Loan Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Purchaser (or its assignee) that would be deemed sufficient to compensate the Purchaser (or its assignee) for a Material Breach or Material Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect or a Material Breach as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3) (without regard to the rule of Treasury Regulation Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a “qualified mortgage”), may not be cured by a Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller shall be deemed to have cured such Material Breach or Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Breach or Material Defect, and the Mortgage Loan Seller shall not be obligated to repurchase or replace the related Mortgage Loan or otherwise cure such Material Breach or Material Defect.

(b)           In connection with any repurchase of, or substitution for, a Mortgage Loan contemplated by this Section 6:

(i)            the Custodian, the Master Servicer (with respect to any such Mortgage Loan other than a Specially Serviced Loan) and the Special Servicer (with respect to any such Mortgage Loan that is a Specially Serviced Loan), pursuant to the Pooling and Servicing Agreement, shall each be required to tender to the Mortgage Loan Seller, and the Mortgage Loan Seller shall be entitled to receive therefrom, all portions of the Mortgage File (in the case of the Custodian) and the Servicing File (in the case of the Master Servicer and the Special Servicer, as applicable) and any and all other documents pertaining to such Mortgage Loan possessed by it (other than attorney-client communications that are privileged communications), upon delivery:

(A)           to the Master Servicer or the Special Servicer, as applicable, of a trust receipt, and

(B)          to the Custodian by the Master Servicer or the Special Servicer, as applicable, of a Request for Release and an acknowledgement by the Master Servicer or Special Servicer, as applicable, of its receipt of the Purchase Price or the Substitution Shortfall Amount from the Mortgage Loan Seller;

(ii)          each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned without recourse in the form of endorsement or assignment provided to the Custodian by the Mortgage Loan Seller, as the case may be, to the Mortgage Loan Seller as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of each Removed Mortgage Loan to the extent such ownership was transferred to the Trustee; and

(iii)        the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall release, or cause the release of, any escrow payments and reserve funds held by or on behalf of the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be, in respect of such Removed Mortgage Loan(s) to the Mortgage Loan Seller.

(c)          This Section 6 provides the sole remedies with respect to the Mortgage Loans available to the Purchaser, and its successors and permitted assigns (i.e., the Trustee and the holders of the Certificates) in respect of any Defect in a Mortgage File or any Breach. If the Mortgage Loan Seller defaults on its obligations to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6, or disputes its obligation to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with Section 6, the Purchaser may take such action as is appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. To the extent the Purchaser prevails in such proceeding, the Mortgage Loan Seller shall reimburse the Purchaser for all necessary and reasonable costs and expenses incurred in connection with the enforcement of such obligation of the Mortgage Loan Seller to cure, to repurchase, or to substitute for, any Mortgage Loan in accordance with this Section 6. To the extent the Mortgage Loan Seller prevails in such proceeding, the Purchaser shall reimburse the Mortgage Loan Seller for all necessary and reasonable costs and expenses incurred in connection with such proceeding.

Notwithstanding the foregoing, if there is a Material Breach or Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Loan Documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event to occur and (iii) each Rating Agency then rating the Certificates shall have provided a Rating Agency Confirmation with respect to such release.

With respect to any Non-Serviced Whole Loan, the Mortgage Loan Seller agrees that if a Material Defect under, and as such term or any analogous term is defined in, the related Other Pooling and Servicing Agreement exists with respect to the related Non-Serviced Companion Loan and the Mortgage Loan Seller repurchases the related Non-Serviced Companion Loan from the related Other Securitization, then, to the extent permitted by the related Intercreditor Agreement, the Mortgage Loan Seller shall repurchase the related Mortgage Loan; provided, however, that the foregoing shall not apply to any Material Defect related to the promissory note for the related Non-Serviced Companion Loan.

(d)          As to any Qualified Substitute Mortgage Loan, at the direction of the Master Servicer (with respect to Performing Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), the Mortgage Loan Seller shall deliver to the Custodian for such Qualified Substitute Mortgage Loan (with a copy to the Master Servicer), the related Mortgage File with the related Mortgage Note endorsed as required by clause (i) of Section 2.01(a) of the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement, Monthly Payments due with respect to Qualified Substitute Mortgage Loans in or prior to the month of substitution shall not be part of the Trust Fund and, if received by the Master Servicer, shall be remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of repurchase or substitution, distributions to Certificateholders pursuant to the Pooling and Servicing Agreement will include the Monthly Payment(s) due on the related Removed Mortgage Loan and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, as applicable, and the Mortgage Loan Seller shall be entitled to retain all amounts received thereafter in respect of such Removed Mortgage Loan.

In any month in which the Mortgage Loan Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Removed Mortgage Loans, pursuant to this Agreement, the Master Servicer will determine the applicable Substitution Shortfall Amount. At the direction of the Certificate Administrator, the Mortgage Loan Seller shall deposit, or deliver to the Master Servicer for deposit, into the Collection Account cash equal to such amount concurrently with the delivery of the Mortgage Files for such Qualified Substitute Mortgage Loans, without any reimbursement thereof. Any Mortgage Loan that is repurchased or replaced by the Mortgage Loan Seller pursuant to this Section 6 shall constitute a “Removed Mortgage Loan”.

(e)          If the Mortgage Loan Seller (i) receives from any Person (other than the Depositor) any Repurchase Communication of a Repurchase Request; (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives a Repurchase Communication of a Repurchase Request Withdrawal, then the Mortgage Loan Seller shall deliver notice thereof (each, a “Rule 15Ga-1 Notice”) to the Depositor within ten (10) Business Days of the Mortgage Loan Seller’s receipt thereof (or in the case of a rejection or Dispute, the occurrence or commencement, as applicable, thereof). Each Rule 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Communication of the Repurchase Request or the Repurchase Request Withdrawal was received, as applicable, and (iii) in the case of a Repurchase Request, the identity of the Person making such Repurchase Request and, if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

“Repurchase Communication” means, for purposes of this Section 6(e) only, any communication, whether oral or written, which need not be in any specific form.

(f)          The Mortgage Loan Seller shall provide to the Depositor relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required pursuant to Rule 15Ga-1 under the Exchange Act to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan) on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. In connection with such filing, upon the request of the Mortgage Loan Seller, the Depositor shall provide to the Mortgage Loan Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Mortgage Loan Seller to complete and file such Form ABS-15G.

(g)          The Mortgage Loan Seller agrees that a Rule 15Ga-1 Notice Provider will not, in connection with providing the Mortgage Loan Seller with any Rule 15Ga-1 Notice (for purposes of this Section 6(g) only, as defined in the Pooling and Servicing Agreement), be required to provide any information protected by the attorney-client privilege or attorney work product doctrines. In addition, the Mortgage Loan Seller hereby acknowledges that (i) any Rule 15Ga-1 Notice provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement is so provided only to assist the Mortgage Loan Seller, the Depositor and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(d) of the Pooling and Servicing Agreement by a Rule 15Ga-1 Notice Provider, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

(h)         Each party hereto agrees that the receipt of a Rule 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6 shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Mortgage Loan Seller of, any Material Defect or Material Breach.

(i)          If any Breach pertains to a representation or warranty that the related Loan Documents or any particular Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Loan Document(s), then the Mortgage Loan Seller shall not be required to repurchase or replace such Mortgage Loan and subject to the proviso set forth below, the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, the Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Borrower, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the Borrower shall promptly be returned to the Mortgage Loan Seller pursuant to Section 2.03(e), of the Pooling and Servicing Agreement.

Section 7.     Closing.

The closing of the purchase and sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)          All of the representations and warranties of the Mortgage Loan Seller and the Purchaser specified herein shall be true and correct as of the Closing Date, and the Aggregate Cut-off Date Balance shall be within the range permitted by Section 1 of this Agreement;

(ii)         All documents specified in Section 8 (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such agreement affects the obligations of the Mortgage Loan Seller hereunder or the rights of the Mortgage Loan Seller hereunder or thereunder) and other documents to be delivered by or on behalf of the Purchaser, to the Mortgage Loan Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)       The Mortgage Loan Seller shall have delivered and released to the Certificate Administrator, the Purchaser or the Purchaser’s designee, as the case may be, all documents and funds required to be so delivered on or before the Closing Date pursuant to Section 2;

(iv)        The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 shall be satisfactory to the Purchaser in its reasonable determination;

(v)         All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

(vi)        The Mortgage Loan Seller shall have received the Mortgage Loan Purchase Price, and the Mortgage Loan Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser as of the Closing Date pursuant to this Agreement; and

(vii)      The Underwriting Agreement and the Certificate Purchase Agreement shall not have been terminated in accordance with their respective terms.

Each of the parties agree to use their reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 8.     Closing Documents.

The Closing Documents shall consist of the following:

(a)         This Agreement and the Bill of Sale duly executed and delivered by the Purchaser and the Mortgage Loan Seller;

(b)          An officer’s certificate substantially in the form of Exhibit E hereto, executed by the Secretary or an attesting secretary of the Mortgage Loan Seller, and dated the Closing Date, and upon which the Purchaser and the Principals may rely, attaching thereto as exhibits the Mortgage Loan Seller’s organizational documents and all amendments, revisions, restatements and supplements thereof;

(c)          A certificate of good standing regarding the Mortgage Loan Seller, dated not earlier than 30 days prior to the Closing Date;

(d)          A certificate executed by an authorized officer certifying that (i) except as disclosed on Schedule D-1 to Exhibit D to the Purchaser in writing, the representations and warranties of the Mortgage Loan Seller in or made pursuant to Section 4(a) and Section 4(b) of this Agreement are true and correct in all material respects at and as of the Closing Date (or as of such other date specifically provided in the particular representation and warranty) with the same effect as if made on the Closing Date, (ii) the Mortgage Loan Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied by the Mortgage Loan Seller at or prior to the Closing Date, and (iii) since the date of this Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to this Agreement, any material adverse change in the financial condition of the Mortgage Loan Seller, executed by an executive officer of the Mortgage Loan Seller, on the Mortgage Loan Seller’s behalf and dated the Closing Date, upon which the Purchaser and the Principals may rely;

(e)          Powers of Attorney of the Mortgage Loan Seller, each in the form of Exhibit C hereto, for the Master Servicer and the Special Servicer, respectively;

(f)          Written opinions of counsel (which may include opinions of in-house counsel, outside counsel or a combination thereof) for the Mortgage Loan Seller, in form reasonably acceptable to counsel for the Purchaser and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Mortgage Loan Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and the Principals;

(g)          Any other opinions of counsel for the Mortgage Loan Seller reasonably requested by any nationally recognized statistical rating organization engaged by the Purchaser in connection with the issuance of the Certificates, each of which shall include the Purchaser and the Principals as addressees; and

(h)          Such further certificates, opinions and documents as the Purchaser may reasonably request.

Section 9.     Costs.

The Mortgage Loan Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) (a) the fees and expenses of counsel to the Mortgage Loan Seller, (b) the expenses of filing or recording UCC assignments of financing statements, assignments of Mortgage and Reassignments of Assignments of Leases, Rents and Profits with respect to the Mortgage Loans as set forth in this Agreement and (c) on the Closing Date, the

Mortgage Loan Seller’s Shared Expense Percentage of the Shared Expenses (each as defined in the Memorandum of Understanding, dated as of April 6, 2017, between DBSI and CGMI (the “MOU”)). All other costs and expenses, if any, in connection with the transactions contemplated hereunder shall be borne by the party incurring such cost or expense.

Section 10.     Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by overnight mail or courier service and received by the addressee or (d) transmitted by facsimile (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), and if (i) to the Purchaser, addressed to Deutsche Mortgage & Asset Receiving Corporation, 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with copies via email to lainie.kaye@db.com and cmbs.requests@db.com, or such other address or facsimile number as may hereafter be furnished to the Mortgage Loan Seller in writing by the Purchaser; and (ii) to the Mortgage Loan Seller, addressed to German American Capital Corporation at 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with copies via email to lainie.kaye@db.com and cmbs.requests@db.com, or to such other address, email address or facsimile number as the Mortgage Loan Seller may designate in writing to the Purchaser.

Section 11.     Notice of Exchange Act Reportable Events.

The Mortgage Loan Seller hereby agrees to deliver or cause to be delivered to the Purchaser and the Certificate Administrator disclosures of all material information relating to any event, specifically relating to the Mortgage Loan Seller, required to be reported on or filed as an exhibit to (a) any Annual Report on Form 10-K with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117 and/or 1119 of Regulation AB, (b) any Distribution Report on Form 10-D with respect to the Trust Fund, insofar as such disclosure is required under any of Items 1117, 1121(c)(2) and/or 1124 of Regulation AB or (c) any Current Report on Form 8-K with respect to the Trust Fund, insofar as such disclosure is required under Item 1.03 of Form 8-K. In each case, the disclosure information that is to be delivered by the Mortgage Loan Seller in accordance with this Section 11 is to be formatted in a manner that is reasonably appropriate for inclusion in the applicable form (that is, Form 10-K, Form 10-D and/or Form 8-K, as applicable). The Mortgage Loan Seller shall deliver or cause to be delivered to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to the Mortgage Loan Seller, described under Item 1117 of Regulation AB or Item 1.03 of Form 8-K as soon as reasonably practicable after the Mortgage Loan Seller becomes aware of such event (and in no event more than two (2) business days following the Mortgage Loan Seller becoming aware of the occurrence of such event if such event is reportable under Item 1.03 of Form 8-K). The Mortgage Loan Seller shall deliver to the Certificate Administrator and the Purchaser proposed disclosure language relating to any such event, specifically relating to the Mortgage Loan Seller, described under Item 1119 of Regulation AB no later than the later of (i) March 15 of the calendar year following the calendar year covered by the subject Annual Report on Form 10-K and (ii) 15 business days following receipt of written notice from the parties to the Pooling and Servicing Agreement (as required pursuant to the terms thereof) of the names and addresses of the parties to the Pooling and Servicing Agreement (if different from the original parties to the Pooling and Servicing Agreement) and each Servicing Function Participant retained by the parties to the Pooling and Servicing Agreement during the calendar year covered by the subject Annual Report on Form 10-K. The Mortgage Loan Seller shall reasonably cooperate with each of the Depositor, the Master Servicer and the Certificate Administrator, upon the reasonable request of such party, by providing all Mortgage Loan related documents, data and information in the possession of the Mortgage Loan Seller at or prior to the Closing Date and necessary for the ongoing compliance by the Depositor and the Trust with the requirements of Form 10-D with respect to Items 1111 and 1125 of Regulation AB; provided that the Mortgage Loan Seller shall not be required to provide any documents that are proprietary to the related originator or the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis. Notwithstanding anything herein to the contrary, the Mortgage Loan Seller shall not be obligated to deliver to the Purchaser or to the Certificate Administrator disclosure information that was previously delivered by the Mortgage Loan Seller in accordance with this Section 11 or disclosed as part of the offering of the Certificates.

The obligation of the Mortgage Loan Seller to provide the above referenced disclosure materials will terminate upon notice or other written confirmation from the Purchaser that the reporting requirements with respect to the Trust Fund under the Exchange Act have been suspended. The Mortgage Loan Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Purchaser with respect to the Trust Fund under Section 13(a) and/or Section 15(d) of the Exchange Act.

Section 12.     Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser or its designee.

Section 13.     Severability of Provisions.

Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.     Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF), any other electronic format or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 15.     GOVERNING LAW.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 16.     WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH

NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 17.     Further Assurances.

The Mortgage Loan Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 18.     Successors and Assigns.

The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any Person into which the Mortgage Loan Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any Person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part (excluding the Purchaser’s rights and remedies under Sections 6(e)-(g), 9 and 11 of this Agreement), to the Trustee, for the benefit of the Certificateholders, as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall, to the extent of such assignment, succeed to the rights hereunder of the Purchaser, provided that the Trustee shall have no right to further assign such rights to any other Person. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their permitted successors and permitted assigns.

Section 19.     Amendments.

No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced.

Section 20.     Entire Agreement.

This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the Trustee), the Bill of Sale, the Indemnification Agreement, the Underwriting Agreement and the Certificate Purchase Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

GERMAN AMERICAN CAPITAL CORPORATION

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:	/s/ Matt Smith
Name: Matt Smith
Title: Director

By:	/s/ Natalie Grainger
Name: Natalie Grainger
Title: Director

CD 2017-CD4 – Mortgage Loan Purchase Agreement (GACC)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

(i)         the loan number;

(ii)        the Mortgage Loan name;

(iii)       the street address (including city, state and zip code) of the related Mortgaged Property;

(iv)       the Mortgage Rate in effect as of the Cut-off Date;

(v)        the original principal balance;

(vi)       the Stated Principal Balance as of the Cut-off Date;

(vii)      the Maturity Date or Anticipated Repayment Date for each Mortgage Loan;

(viii)     the Due Date;

(ix)       the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

(x)        the Servicing Fee Rate;

(xi)       whether the Mortgage Loan is an Actual/360 Mortgage Loan;

(xii)      whether any letter of credit is held by the lender as a beneficiary or is assigned as security for such Mortgage Loan;

(xiii)     the revised rate of such Mortgage Loan, if any;

(xiv)     whether the Mortgage Loan is part of a Whole Loan;

(xv)      whether the Mortgage Loan is secured in any part by a leasehold interest; and

(xvi)     whether the Mortgage Loan has any related mezzanine debt or other subordinate debt.

Such list may be in the form of more than one list, collectively setting forth all of the information required. Certain of the above-referenced items are described on the Mortgage Loan Schedule attached hereto.

 A-1

CD 2017-CD4 - Mortgage Loan Schedule

		Mortgage Loan						Mortage	Original Principal	Cut-off Date	Maturity Date	Due	Current Monthly
ID	Loan Number	Seller	Mortgage Loan Name	Street Address	City	State	Zip Code	Rate	Balance	Stated Principal Balance	or ARD	Date	Debt Service
GACC2	2.00	GACC	Moffett Place Google	1170 Bordeaux Drive	Sunnyvale	CA	94089	4.54980%	$75,000,000	$75,000,000.00	1/6/2027	6	293,841.06
GACC3	3.00	GACC	Midwest Embassy Suites Portfolio	Various	Various	Various	Various	4.72000%	$65,000,000	$65,000,000.00	2/6/2027	6	264,188.89
GACC3.01	3.01	GACC	Embassy Suites Columbus, Dublin	5100 Upper Metro Plaza	Dublin	OH	43017	4.72000%	$25,072,173	$25,072,173.00
GACC3.02	3.02	GACC	Embassy Suites Cleveland, Rockside	5800 Rockside Woods Boulevard	Independence	OH	44131	4.72000%	$20,537,290	$20,537,290.00
GACC3.03	3.03	GACC	Embassy Suites Cincinnati, River Center	10 East Rivercenter Boulevard	Covington	KY	41011	4.72000%	$19,390,537	$19,390,537.00
GACC5	5.00	GACC	Hilton Hawaiian Village	2005 Kalia Road	Honolulu	HI	96815	4.19950%	$56,625,000	$56,625,000.00	11/1/2026	1	204,769.37
GACC6	6.00	GACC	Uovo Art Storage	41-45 21st Street & 41-54 22nd Street	Long Island City	NY	11101	4.73500%	$50,000,000	$49,803,347.43	2/6/2027	6	260,371.79
GACC8	8.00	GACC	111 Livingston Street	111 Livingston Street	Brooklyn	NY	11201	4.73000%	$24,000,000	$24,000,000.00	1/6/2027	6	97,753.33
GACC9	9.00	GACC	Marriott Spartanburg	299 North Church Street	Spartanburg	SC	29306	5.50000%	$24,000,000	$23,894,196.35	1/6/2027	6	136,269.36
GACC10	10.00	GACC	260 West 36th Street	260 West 36th Street	New York	NY	10018	4.47000%	$23,500,000	$23,500,000.00	3/6/2027	6	90,455.42
GACC11	11.00	GACC	Gateway Plaza	1540-1914 West Rosecrans Avenue	Compton	CA	90220	4.79000%	$21,000,000	$21,000,000.00	3/6/2027	6	86,619.17
GACC13	13.00	GACC	Lynnwood Town Center	3105-3225 Alderwood Mall Boulevard	Lynnwood	WA	98036	5.04000%	$19,500,000	$19,427,165.70	2/6/2027	6	105,157.44
GACC14	14.00	GACC	Kona Crossroads	75-1027 Henry Street	Kailua-Kona	HI	96740	4.66500%	$18,030,000	$18,030,000.00	12/6/2025	6	72,428.01
GACC15	15.00	GACC	Embassy Suites Denver	4444 Havana Street	Denver	CO	80239	4.60000%	$18,000,000	$18,000,000.00	4/6/2027	6	71,300.00
GACC16	16.00	GACC	Troy Office Portfolio	4685 Investment Drive & 1441 West Long Lake Road	Troy	MI	48098	4.54000%	$18,000,000	$18,000,000.00	4/6/2027	6	70,370.00
GACC18	18.00	GACC	Alvogen Pharma US	6826 NY-12	Norwich	NY	13815	4.90000%	$17,350,000	$17,350,000.00	4/6/2027	6	73,207.36
GACC20	20.00	GACC	33 Kings Highway	33 Kings Highway	Orangeburg	NY	10962	4.82000%	$15,000,000	$14,981,368.76	4/6/2027	6	78,881.24
GACC22	22.00	GACC	Embassy Suites Tempe	4400 South Rural Road	Tempe	AZ	85282	5.14000%	$13,500,000	$13,500,000.00	1/6/2027	6	59,752.50
GACC23	23.00	GACC	MacArthur Shopping Center	1111-1225 West Airport Freeway	Irving	TX	75062	4.69300%	$12,750,000	$12,733,790.43	4/6/2027	6	66,072.69
GACC25	25.00	GACC	Malibu Office	22809 Pacific Coast Highway	Malibu	CA	90265	4.70000%	$11,750,000	$11,750,000.00	5/6/2027	6	47,554.86
GACC26	26.00	GACC	Del Amo - Torrance Medical	3565 Del Amo Boulevard	Torrance	CA	90503	4.43000%	$11,200,000	$11,200,000.00	5/6/2027	6	42,724.89
GACC27	27.00	GACC	Oak Brook Square	3192 Linden Road	Flint	MI	48507	4.86000%	$10,950,000	$10,924,427.26	3/6/2027	6	57,848.65
GACC28	28.00	GACC	Villas at Palm Bay	1800 Mogra Circle Northeast	Palm Bay	FL	32905	4.90000%	$10,500,000	$10,487,148.69	4/6/2027	6	55,726.31
GACC29	29.00	GACC	Roslyn Hotel	1221 Old Northern Boulevard	Roslyn	NY	11576	4.79000%	$9,870,000	$9,857,672.92	4/6/2027	6	51,724.83
GACC30	30.00	GACC	Watson Central Shopping Center	2191-2203 Watson Boulevard	Warner Robins	GA	31093	4.83000%	$9,700,000	$9,687,973.92	4/6/2027	6	51,068.58
GACC32	32.00	GACC	Atrium Regency Apartments	5655 Glenmont Drive	Houston	TX	77081	5.20000%	$8,347,500	$8,308,589.38	1/6/2027	6	45,837.03
GACC33	33.00	GACC	Apache Plaza	5105-5195 South Fort Apache Road	Las Vegas	NV	89148	4.73900%	$8,000,000	$7,989,914.57	4/6/2027	6	41,678.76
GACC34	34.00	GACC	The Atrium	324 Datura Street	West Palm Beach	FL	33401	4.49000%	$7,500,000	$7,500,000.00	5/6/2027	6	37,956.85
GACC35	35.00	GACC	Garden Lakes	10720 West Indian School Road	Phoenix	AZ	85037	5.05000%	$7,000,000	$7,000,000.00	4/6/2027	6	30,440.28
GACC38	38.00	GACC	Shoppes at Garden	10800 North Military Trail	Palm Beach Gardens	FL	33410	4.79000%	$5,775,000	$5,767,787.35	4/6/2027	6	30,264.53
GACC41	41.00	GACC	Sunny Plaza	9089-9091 North Military Trail	Palm Beach Gardens	FL	33410	4.79000%	$5,025,000	$5,018,724.05	4/6/2027	6	26,334.07
GACC44	44.00	GACC	Walgreens Loganville	4395 Atlanta Highway	Loganville	GA	30052	5.25000%	$4,850,000	$4,844,436.87	4/6/2027	6	26,781.88

CD 2017-CD4 - Mortgage Loan Schedule

				Servicing Fee Rate		Interest
		Mortgage Loan		Master Servicing	Primary Servicing	Accrual	Letter of		Part of	Leasehold	Current Mezzanine
ID	Loan Number	Seller	Mortgage Loan Name	Fee Rate	Fee Rate	Method	Credit	Post-ARD Revised Rate	Loan Combination	Interest	or Subordinate Debt
GACC2	2.00	GACC	Moffett Place Google	0.00250%	0.00250%	Actual/360	None		Yes		Yes
GACC3	3.00	GACC	Midwest Embassy Suites Portfolio	0.00250%	0.0025%	Actual/360	None		NAP	Fee Simple / Leasehold	No
GACC3.01	3.01	GACC	Embassy Suites Columbus, Dublin
GACC3.02	3.02	GACC	Embassy Suites Cleveland, Rockside
GACC3.03	3.03	GACC	Embassy Suites Cincinnati, River Center							Leasehold
GACC5	5.00	GACC	Hilton Hawaiian Village	0.00250%	0.00125%	Actual/360	None		Yes	Fee Simple / Leasehold	Yes
GACC6	6.00	GACC	Uovo Art Storage	0.00250%	0.00250%	Actual/360	None		Yes		No
GACC8	8.00	GACC	111 Livingston Street	0.00250%	0.00250%	Actual/360	None		Yes		No
GACC9	9.00	GACC	Marriott Spartanburg	0.00250%	0.00250%	Actual/360	None		NAP	Leasehold	No
GACC10	10.00	GACC	260 West 36th Street	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC11	11.00	GACC	Gateway Plaza	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC13	13.00	GACC	Lynnwood Town Center	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC14	14.00	GACC	Kona Crossroads	0.00250%	0.00250%	Actual/360	None		NAP	Leasehold	No
GACC15	15.00	GACC	Embassy Suites Denver	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC16	16.00	GACC	Troy Office Portfolio	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC18	18.00	GACC	Alvogen Pharma US	0.00250%	0.00250%	Actual/360	None	The sum of (i) 2.0000% plus (ii) the greater of (a) 4.9000% and (b) the sum of the (A) the bid side yield to maturity for the “on the run” 10 year
								U.S. Treasury Note and (B) the 10-year swap spread as of the Anticipated Repayment Date plus 2.5000%	NAP	Fee Simple / Leasehold	No
GACC20	20.00	GACC	33 Kings Highway	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC22	22.00	GACC	Embassy Suites Tempe	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC23	23.00	GACC	MacArthur Shopping Center	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC25	25.00	GACC	Malibu Office	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC26	26.00	GACC	Del Amo - Torrance Medical	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC27	27.00	GACC	Oak Brook Square	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC28	28.00	GACC	Villas at Palm Bay	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC29	29.00	GACC	Roslyn Hotel	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC30	30.00	GACC	Watson Central Shopping Center	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC32	32.00	GACC	Atrium Regency Apartments	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC33	33.00	GACC	Apache Plaza	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC34	34.00	GACC	The Atrium	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC35	35.00	GACC	Garden Lakes	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC38	38.00	GACC	Shoppes at Garden	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC41	41.00	GACC	Sunny Plaza	0.00250%	0.00250%	Actual/360	None		NAP		No
GACC44	44.00	GACC	Walgreens Loganville	0.00250%	0.00250%	Actual/360	None		NAP		No

EXHIBIT B

[RESERVED]

 B-1

EXHIBIT C

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY:
[_____]

AND WHEN RECORDED MAIL TO:

[_____]
[_____]
[_____]
Attention: [_____]

POWER OF ATTORNEY
(German American Capital Corporation)

KNOW ALL MEN BY THESE PRESENTS, that German American Capital Corporation, as seller under that certain Mortgage Loan Purchase Agreement, dated and effective April 28, 2017 (the “Mortgage Loan Purchase Agreement”), does hereby appoint [Midland Loan Services, a Division of PNC Bank, National Association (the “Master Servicer”)] [Rialto Capital Advisors, LLC (the “Special Servicer”)], as [master][special] servicer under the Pooling and Servicing Agreement, dated as of May 1, 2017, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, trustee, paying agent and custodian, Park Bridge Lender Services LLC, as operating advisor, and Park Bridge Lender Services LLC, as asset representations reviewer, and any other party thereto, as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

To perform any and all acts which may be necessary or appropriate to enable the [Master][Special] Servicer to take such action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any Mortgage Loan (as defined in the Mortgage Loan Purchase Agreement and other than any Mortgage Loan that is a Non-Serviced Mortgage Loan within the meaning of the Pooling and Servicing Agreement) which has not been delivered, assigned or recorded at the time required for enforcement as provided in the Mortgage Loan Purchase Agreement, giving and granting unto the [Master][Special] Servicer full power and authority to do and perform any and every lawful act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that the [Master][Special] Servicer shall lawfully do or cause to be done by virtue hereof; provided that, if not earlier terminated, this power of attorney shall terminate on the Rated Final Distribution Date (as defined in the Pooling and Servicing Agreement).

IN WITNESS WHEREOF, the undersigned caused this power of attorney to be executed as of the [__] day of [_____] 20[__].

German American Capital Corporation

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES OF THE MORTGAGE LOAN SELLER
REGARDING THE INDIVIDUAL MORTGAGE LOANS

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Other Securitization), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after April 3, 2017.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Other Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to a Non-Serviced Mortgage Loan, to the related Other Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Schedule D-1 to this Exhibit D (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan or a Whole Loan or is part of a Whole Loan that is cross-collateralized and cross-defaulted with another Whole Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan or Whole Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan or with the Whole Loan of which such Crossed Mortgage Loan is a part, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s

knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-2 to this Exhibit D, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the

Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization).

(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as Exhibit A to this Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Borrower and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIPRA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule D-1 to this Exhibit D; provided, however, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth on Schedule D-1 to this Exhibit D, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-2 to this Exhibit D, or future permitted mezzanine debt as set forth on Schedule D-3 to this Exhibit D or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-4 to this Exhibit D or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a

Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or

(ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit D.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit D. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, and except as set forth on Schedule D-5 to this Exhibit D, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by this Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.

(44)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Borrower other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any

Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

SCHEDULE D-1 TO EXHIBIT D

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Representation numbers referred to below relate to the corresponding Mortgage Loan representations and warranties set forth in Exhibit D to the Mortgage Loan Purchase Agreement.

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
23	MacArthur Shopping Center	(4) Mortgage Status; Waivers and Modifications	Borrower was required, within 30 days of receipt of the lender’s approval, to record an ongoing environmental covenant (the “Environmental Covenant”) with respect to the Mortgaged Property that includes the provisions of the Certificate of Commercial Closure issued by the Texas Commission on Environmental Quality (“TCEQ”) to a previous owner of the Mortgaged Property, which confirms the Mortgaged Property is acceptable for non-residential use purposes. Since origination, the lender has reviewed the proposed Environmental Covenant and has entered into a written agreement with Borrower confirming that (i) notwithstanding the requirement to record with Environmental Covenant within 30 days of the lender’s approval, the date by which recording must occur shall be suspended to the extent TCEQ has not issued a letter of confirmation of withdrawal of the Mortgaged Property from a separate voluntary clean-up program, which letter is also required to be incorporated into the Environmental Covenant prior to recordation, such suspension not to exceed 120 days after the loan closing date, which may be reasonably extended in the lender’s reasonable discretion if diligently pursued, and (ii) the Environmental Covenant, but for inclusion of the outstanding letter of confirmation of withdrawal, has been approved.

2	Moffett Place Google	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Google Inc. (“Google”) has an ongoing right of first offer, so long as the Borrower or a Borrower affiliate owns the Mortgaged Property, to purchase all or any portion of the Moffett Place complex which the Borrower determines it is willing to sell, if certain conditions described in the lease exist. The subordination, non-disturbance and attornment agreement obtained from Google confirms that following a foreclosure or transfer in lieu of foreclosure, Google’s right of first offer will not apply and will be extinguished.

3	Midwest Embassy Suites Portfolio	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The Embassy Suites Columbus, Dublin Mortgaged Property is subject to a tax increment financing agreement and a declaration of covenants, conditions, restrictions and easements that imposes certain covenants and restrictions on the Mortgaged Property and certain adjacent parcels, including use restrictions that limit uses to hotels, offices and restaurants, requirements to have adequate parking and perform maintenance of a lot owner’s own property, building and parking setback requirements and building height restrictions. In the event of any casualty, the owner of the affected lot is required to either (i) rebuild damaged improvements within 18 months or (ii) demolish and raze the improvements, remove the slab, if any, and fill in all excavations, plant grass, and perform any other work as necessary to leave the space in a clean and sightly condition.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
8	111 Livingston Street	(5) Lien; Valid Assignment	The tenant, Brooklyn Law School (“BLS”), has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the Borrower under the related Mortgage Loan will ground lease its fee interest of the related Mortgaged Property to a newly formed special purpose subsidiary of the Borrower (“Declarant”) for a term of between 30 and 31 years, and Declarant will impose a condominium regime upon its leasehold interest in the Mortgaged Property and assign its lease to the condominium board for the condominium. Declarant will own all of the leasehold condominium units upon the consummation of the conversion of its leasehold interest into a leasehold condominium. The leasehold condominium unit covering the premises granted to BLS pursuant to its lease (the “BLS Unit”) will be purchased by BLS pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (as reduced on account of the component of base rent applicable to base year real estate taxes, except that BLS’s obligation to reimburse landlord for its share of real estate taxes will be abated due to BLS’s real estate tax exemption with respect to the BLS Unit), and the BLS lease would terminate and the BLS Unit will be released from the lien of the related Mortgage securing the Mortgage Loan. The lender has agreed that it will not unreasonably withhold its consent to the foregoing actions (collectively, the “Leasehold Condominium Conversion”) provided certain conditions set forth in the Mortgage Loan documents are satisfied, which include, among other requirements, (i) delivery of rating agency confirmations, (ii) the leasehold condominium conversion and related documents and transactions comply with REMIC requirements and the related Borrower delivers a REMIC opinion confirming the same and (iii) all is in form and substance reasonably acceptable to the lender.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
8	111 Livingston Street	(6) Permitted Liens; Title Insurance	BLS has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the Borrower under the related Mortgage Loan will ground lease its fee interest of the related Mortgaged Property to a newly formed special purpose subsidiary of the Borrower for a term of between 30 and 31 years, and Declarant will impose a condominium regime upon its leasehold interest in the Mortgaged Property and assign its lease to the condominium board for the condominium. Declarant will own all of the leasehold condominium units upon the consummation of the conversion of its leasehold interest into a leasehold condominium. The BLS Unit will be purchased by BLS pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (as reduced on account of the component of base rent applicable to base year real estate taxes except that BLS’s obligation to reimburse landlord for its share of real estate taxes will be abated due to BLS’s real estate tax exemption with respect to the BLS Unit), and the BLS lease would terminate and the BLS Unit will be released from the lien of the related Mortgage securing the Mortgage Loan. The lender has agreed that it will not unreasonably withhold its consent to the Leasehold Condominium Conversion provided certain conditions set forth in the Mortgage Loan documents are satisfied, which include, among other requirements, (i) delivery of rating agency confirmations, (ii) the leasehold condominium conversion and related documents and transactions comply with REMIC requirements and the related Borrower delivers a REMIC opinion confirming the same and (iii) all is in form and substance reasonably acceptable to the lender.

9	Marriott Spartanburg	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Marriott International, Inc. (“Marriott”), the franchisor of the Mortgaged Property, has a right of first refusal to purchase such Mortgaged Property if the transferee in a proposed transfer by the Borrower of such Mortgaged Property is a “Competitor” (as defined in the related franchise agreement) of Marriott. Pursuant to the terms of a comfort letter entered into with the franchisor, this right of first refusal is subordinate to the rights of the lender under the Mortgage for so long as (i) the lender is not a Competitor or Affiliate of a Competitor (as such terms are defined in such comfort letter); (ii) the Mortgage is and remains validly recorded and in full force and effect; and (iii) the Mortgage Loan is in compliance with the requirements related to financings or indebtedness in the related franchise agreement.

11	Gateway Plaza	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The tenant under the Palo Verde Inc. lease (d/b/a Taco Bell) has a right of first refusal to purchase the Mortgaged Property in the event a bona fide offer is received and accepted by the Borrower. At loan closing, Palo Verde Inc. entered into a subordination, non-disturbance and attornment agreement with the Borrower and lender, which was recorded, and which subordinated such tenant’s right of first refusal to the lien of the Mortgage and waived the tenant’s right to exercise such right of first refusal in connection with any exercise of remedies pursuant to the Mortgage, including with respect to a foreclosure, deed-in-lieu of foreclosure and subsequent transfers following foreclosure or deed-in-lieu of foreclosure.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
18	Alvogen Pharma US	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The sole tenant at the Mortgaged Property, Norwich Pharmaceuticals, Inc., has a right of first offer to purchase the Mortgaged Property pursuant to its lease. Pursuant to the terms of such lease, such right of first offer does not apply to a foreclosure or deed-in-lieu of foreclosure, but would apply to subsequent transfers. In addition, pursuant to the sole tenant’s lease, the owner of the Mortgaged Property may not transfer the Mortgaged Property to a competitor of the sole tenant (as identified in such lease). In addition, the sole tenant has the option to purchase the Mortgaged Property on January 31, 2037 for an amount equal to the greater of (i) the fair market value (as defined in its lease) at the time of such purchase and (ii) $26,150,000.

23	MacArthur Shopping Center	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	In connection with an environmental condition caused by the previous occupation of spaces at the Mortgaged Property by various dry-cleaning facilities, and a related Certificate of Commercial Closure (“Certificate”) issued by the Texas Commission on Environmental Quality limiting use of the Mortgaged Property to residential uses, the Borrower is expected to record an environmental deed restriction containing the covenants of the Certificate (the “Environmental Covenant”), which Environmental Covenant is subject to the lender’s reasonable approval. Once recorded, the Environmental Covenant will be deemed to be a Permitted Encumbrance under the Mortgage Loan documents.

44	Walgreens Loganville	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Walgreens Co., an Illinois corporation (“Walgreens”), the sole tenant at the Mortgaged Property, has a right of first refusal in connection with the sale of the Mortgaged Property to a third party. Walgreens waived its option with respect to a foreclosure or deed-in-lieu of foreclosure pursuant to a subordination, non-disturbance and attornment agreement executed by Walgreens, the Borrower and the lender, but such right of first refusal is not waived with respect to subsequent transfers following a foreclosure or deed-in-lieu of foreclosure.

28	Villas at Palm Bay	(6) Permitted Liens; Title Insurance and (7) Junior Liens	The Mortgaged Property is subject to a mortgage loan in the original principal amount of $749,407, made by Brevard County Board of County Commissioners, which is secured by the Mortgaged Property. A subordination and standstill agreement was entered into with respect to such mortgage loan.

14	Kona Crossroads	(10) Condition of Property	The engineering report with respect to the Mortgaged Property is dated October 22, 2015.

3	Midwest Embassy Suites Portfolio	(12) Condemnation	As of the loan origination date, a partial condemnation on the Embassy Suites Cleveland, Rockside Mortgaged Property is contemplated by the City of Independence, Ohio, a municipal corporation, by virtue of the draft of a Construction Easement and a Sewer Easement for the construction, installation, operation and maintenance of a sanitary sewer pipeline. The Borrowers represented that such partial condemnation would not have a material adverse effect of the value, use or operation of the Embassy Suites Cleveland, Rockside Mortgaged Property. However, because the appraisal did not consider the condemnation, the Mortgage Loan Seller is unable to say with certainty that such contemplated condemnation would not have a material adverse effect on the value, use or operation of the Mortgaged Property.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
10	260 West 36th Street	(13) Actions Concerning Mortgage Loan	One of the non-recourse carveout guarantors, Nader Hakakian, and certain affiliated entities (the “Defendants”) were sued by 241 Fifth Ave. Hotel LLC (“241 Fifth”) and Hazak Associates LLC (“Hazak”), in connection with a loan (the “Namco Loan”) made by the Defendants to Namco Capital Group, Inc. The Namco Loan was secured by the 50% interest of Beshmada LLC (“Beshmada”) in 241 Fifth (the “Pledged Interest”), which owned a building located at 241 Fifth Avenue (the “Building”). Beshmada subsequently assigned the Pledged Interest to the Defendants. Hazak owned the other 50% interest in 241 Fifth. The related complaint claimed tortious interference with contract and inducement of breach of Beshmada’s fiduciary duty based on allegations that the pledge and assignment of the Pledged Interest, and filing of financing statements against 241 Fifth, were not authorized by plaintiffs, violated the organizational documents of 241 Fifth and the Building mortgage, and led to the inability to refinance, and the foreclosure of, such mortgage, and that the Defendants knew of such violations and intended to coerce the plaintiffs into repaying the Namco Loan. The suit sought damages of not less than $30,000,000 and punitive damages not less than $10,000,000. On September 20, 2016, the Defendants were granted summary judgment by the Supreme Court of the State of New York based on collateral estoppel, due to a prior finding by the U.S. District Court for the Central District of California in the Chapter 7 Bankruptcy of Beshmada that, while Beshmada’s pledge of the Pledged Interest breached 241 Fifth’s operating agreement, neither such action nor the subsequent assignment to the Defendants was the legal or proximate cause of 241 Fifth’s loss of the Building or otherwise damaged 241 Fifth or Hazak. A notice of appeal was filed October 4, 2016.

2	Moffett Place Google	(16) Insurance	The Borrower is permitted to maintain a portion of the earthquake coverage with Insurance Company of the West (“ICW”) in its current participation amount and position within the syndicate, provided that the Best’s Insurance Report rating of ICW (A-/IX) is not withdrawn or downgraded below its rating as of the loan closing date.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
5	Hilton Hawaiian Village	(16) Insurance

No deductible may be greater than $500,000 per occurrence. The Borrower and/or operating lessee may utilize a $5,000,000 aggregate deductible (basket aggregate) in conjunction with a per occurrence deductible which will not exceed $500,000 per occurrence except with respect to flood, windstorm and earthquake coverage, providing for a deductible not to exceed 5% of the total insurable value of the Mortgaged Property (the “Base Deductible”), subject to a $1,000,000 minimum; provided that the Borrower and/or operating lessee shall be permitted to maintain a maximum deductible with respect to flood, windstorm and earthquake coverage of 15% of the total insurable value of the Mortgaged Property (the “Increased Deductible”) if the guarantor delivers a deductible guaranty guaranteeing any failure by the Borrower and/or operating lessee to pay its obligations actually incurred with respect to that portion of the Increased Deductible which exceeds the Base Deductible and not otherwise insured by a third party provider and, except that, with respect to the Increased Deductible for flood coverage, the Borrower shall not increase the amounts of such Increased Deductible or lower the positions of such Increased Deductible amounts below the current positions which are in place as of the origination date. The amount of these deductibles may be considered higher than customary.

The Mortgage Loan permits the insurance policies to be issued by a syndicate of insurers, each having (1) (i) if four or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage and 100% of the first layer of insurance coverage is required to be provided by insurance companies having a claims paying ability rating of “A” or better by S&P, Fitch (to the extent Fitch rates the securitization and the insurance company) and Moody’s (to the extent Moody’s rates the securitization and the insurance company), and the remaining 25% of the insurance coverage is required to be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P, Fitch (to the extent Fitch rates the securitization and the insurance company) and Moody’s (to the extent Moody’s rates the securitization and the insurance company) and (2) a rating of “A-VIII” or better in the current A.M. Best’s Insurance Reports, or (ii) if five or more insurance companies issue the insurance policies, then at least 60% of the insurance coverage and 100% of the first layer of insurance coverage is required to be provided by insurance companies having a claims paying ability rating of “A” or better by S&P, Fitch (to the extent Fitch rates the securitization and the insurance company) and Moody’s (to the extent Moody’s rates the securitization and the insurance company), and the remaining 40% of the insurance coverage is required to be provided by insurance companies having a claims paying ability rating of “BBB+” or better by S&P, Fitch (to the extent Fitch rates the securitization and the insurance company) and Moody’s (to the extent Moody’s rates the securitization and the insurance company) and (2) a rating of “A-VIII” or better in the current A.M. Best’s Insurance Reports.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions

Notwithstanding the foregoing, the Borrower is permitted to maintain a portion of the coverage with United Specialty Insurance Company in their current participation amounts and positions within the syndicate provided that the Borrower obtains reinsurance with a cut-through endorsement acceptable to the lender and the rating agencies rating the securitization with respect to United Specialty Insurance Company from an insurance company which shall be rated at least “A” with S&P and “A2” with Moody’s (to the extent Moody’s rates the securitization and the applicable insurance company), or such higher rating as may be required by a rating agency rating the securitization, not to exceed “A+” with S&P and “A1” with Moody’s (to the extent Moody’s rates the securitization and the insurance company).

The Mortgage Loan requires, and the commercial general liability insurance policy obtained by the Borrower includes, coverage in an amount up to $1.5 million in the aggregate (rather than $2 million in the aggregate).

Subject to rating agency approval, the Borrower and/or operating lessee are permitted to provide coverage for named windstorm in an amount equal to the greater of (1) $500,000,000 per occurrence and (2) the 1,000-year Probable Maximum Loss as indicated in a risk analysis for all high risk locations under the related insurance policy, rather than in the amount set forth in the representation.

The requirement for flood insurance coverage under the Mortgage Loan is for flood insurance, including tsunami, in amounts acceptable to the lender, except that for the Mortgaged Property where any portion of the improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood insurance shall include the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $60,000,000, rather than 5% of the then outstanding principal balance of the Mortgage Loan or Whole Loan.

11	Gateway Plaza	(16) Insurance	The Mortgaged Property as a whole has an overall SEL of 19%; however, three of the nine buildings at the Mortgaged Property each has an SEL of 21% in the event of an earthquake. No earthquake insurance has been required or obtained for these buildings or for the overall Mortgaged Property.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
44	Walgreens Loganville	(16) Insurance	If (i) the lease between the sole tenant, Walgreen Co., an Illinois corporation (“Walgreens”) and the Borrower (the “Walgreens Lease”) is in full force and effect, (ii) no default beyond any applicable notice and cure period is continuing under the Walgreens Lease, (iii) Walgreens, as tenant under the Walgreens Lease, remains fully liable for the obligations and liabilities under the Walgreens Lease and maintains a credit rating of at least “BBB-” from any rating agency, (iv) Walgreens continues to be the tenant under the Walgreens Lease, the Walgreens Lease will remain in full force and effect following a casualty, Walgreens is obligated under the terms of the Walgreens Lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense, and Walgreens is entitled to no period of rent abatement, (v) Walgreens maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the Walgreens Lease and (vi) the Borrower shall have provided to the lender satisfactory evidence that Walgreens maintains the insurance described in clause (v) above, then the Borrower is deemed to be in compliance with the insurance requirements under the Mortgage Loan documents and will not be required to maintain the coverage identified in Representation and Warranty No .16. The insurance coverage maintained by Walgreens under its lease (which includes self-insurance) may not comply with Representation and Warranty No. 16.

All Mortgage Loans		(16) Insurance	All exceptions to Representation and Warranty No .29 are also exceptions to this Representation and Warranty No. 16.

10	260 West 36th Street	(24) Local Law Compliance and (25) Licenses and Permits	Currently, the certificate of occupancy of the Mortgaged Property does not accurately reflect the existing uses of the Mortgaged Property, which the Borrower has represented are as follows: 8.4% for retail purposes, 29.0% for office purposes, 2.3% for storage purposes and 60.3% for manufacturing purposes. As a result, the Mortgaged Property does not conform with applicable zoning requirements. The borrower has represented that, assuming that at least 50% of the square footage at the Mortgaged Property is used for manufacturing purposes, under zoning law in effect as of the loan closing date, the Borrower is permitted as-of-right to amend the certificate of occupancy, and such an amendment would result in full zoning compliance.

22	Embassy Suites Tempe	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use and would require a conditional use permit to be re-built for its current use if there was a casualty exceeding 75% or more of the replacement cost to re-build.

29	Roslyn Hotel	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use and would require a special use authorization to be re-built for its current use if the cost to rebuild exceeds 50% of the current structural replacement value thereof.

6	Uovo Art Storage	(25) Licenses and Permits	The Mortgaged Property is currently operating under temporary certificates of occupancy. The Borrower has covenanted to complete the work necessary to obtain, and to use commercially reasonable efforts to obtain, permanent certificates of occupancy within 12 months of the loan closing date, subject to extension by lender if the Borrower is diligently completing all requirements to obtain the new certificate of occupancy. In addition, a reserve in the amount of $71,500.00 was funded at closing, to be released upon the Borrower obtaining permanent certificates of occupancy for each building. There is recourse to the non-recourse carveout guarantor for losses due to any failure by the Borrower to have current and valid temporary certificates of occupancy or to comply with the covenant above to obtain new permanent certificates of occupancy.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
5	Hilton Hawaiian Village	(26) Recourse Obligations

The non-recourse carveout guarantor’s aggregate liability as to all full recourse items is capped at an amount equal to 10% of the outstanding principal balance of the Whole Loan at the time of the related recourse event, plus any and all reasonable third party collection costs actually incurred by the lender. The non-recourse carveout guarantor is liable for waste only if it results from the willful misconduct of the Borrower or its affiliates.

There is no separate environmental indemnitor, and breaches of the environmental covenants in the loan documents are not recourse to the non-recourse carveout guarantor.

18	Alvogen Pharma US	(26) Recourse Obligations	The obligations of the guarantors under the non-recourse carveout guaranty and environmental indemnity agreement are several and not joint, in accordance with percentage interests specified in the guaranty and environmental indemnity agreement. In addition, the environmental indemnity provides that the aggregate liability of the guarantors and borrower under the environmental indemnity and non-recourse carveout guaranty is capped at an amount equal to the unpaid indebtedness under the Mortgage Loan and lender’s costs and expenses. In addition, for so long as that certain Environmental Site Liability Insurance issued by Indian Harbor Insurance Company, bound 6/13/2013 and effective through 7/16/2018, Policy Number: PEC0041314 (the “Policy”), remains in full force and effect or is replaced with a renewal policy naming lender as an additional insured, reasonably acceptable to the lender, and from an insurer with a rating at least equal to the rating of the Policy insurer, then if the lender makes a claim under the environmental indemnity, the indemnitors have the right within ten business days after receipt of such claim, to send a notice (“Environmental Tender Notice”) requiring the lender to seek coverage for such claim under the Policy, and in such event, the lender is required to exercise commercially reasonable efforts to pursue a claim under the Policy prior to pursuing any non-borrower indemnitor with respect to the environmental claim until the earlier of (a) 180 days has elapsed after the delivery of the Environmental Tender Notice without payment by the insurer of the full amount claimed or full acceptance by the insurance company of defense of the claim in a manner reasonably acceptable to the lender, and (b) the receipt by the indemnitor or lender of written notice from the insurer declining or denying such claim, notifying of conditions to payment which are not reasonably acceptable to the lender or notifying of its intent to pay such claim in an amount less than the full amount, except that in the latter event (and after receipt of such lesser sum), the lender may pursue the indemnitors solely for the difference.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
8	111 Livingston Street	(27) Mortgage Releases	BLS has the right under the BLS lease to impose a leasehold condominium structure onto the Mortgaged Property in order to take advantage of a potential real estate tax exemption. Upon the request of BLS, which must be made during the first 5 years of its lease, the Borrower under the related Mortgage Loan will ground lease its fee interest of the Mortgaged Property to Declarant for a term of between 30 and 31 years and Declarant will impose a condominium regime upon its leasehold interest in the Mortgaged Property and assign its lease to the condominium board for the condominium. Declarant will own all of the leasehold condominium units (including the BLS Unit) upon the consummation of the conversion of its leasehold interest into a leasehold condominium. The BLS Unit will be purchased by BLS from Declarant pursuant to a purchase and sale agreement providing for a deferred purchase price, the cash flow of which would mirror the lease payments contemplated by the BLS lease (as reduced on account of the component of base rent applicable to base year real estate taxes and except that BLS’s obligation to reimburse landlord for its share of real estate taxes will be abated due to BLS’s real estate tax exemption with respect to the BLS Unit), and the BLS lease would terminate and the BLS Unit will be released from the lien of the related Mortgage securing the Mortgage Loan. The obligation of BLS to make the deferred purchase price payments will be secured by a purchase-money mortgage in favor of Declarant that will be collaterally assigned to the lender under the Mortgage Loan by Declarant (which the lender under the Mortgage Loan may require to become a co-Borrower under the Mortgage Loan documents). The lender has agreed that it will not unreasonably withhold its consent to the Leasehold Condominium Conversion provided certain conditions set forth in the Mortgage Loan documents are satisfied, which include, among other requirements, (i) delivery of rating agency confirmations, (ii) the leasehold condominium conversion and related documents and transactions comply with REMIC requirements and the related Borrower delivers a REMIC opinion confirming the same and (iii) all documentation (including, without limitation, the ground lease, the documentation creating the leasehold condominium regime, the purchase and sale agreement, the purchase-money mortgage and the purchase-money note) is in form and substance reasonably acceptable to the lender.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
5	Hilton Hawaiian Village	(27) Mortgage Releases

The Borrower may obtain the release of any of the following portions of the Mortgaged Property subject to certain requirements in the related Whole Loan documents: (1) unidentified portions of the Mortgaged Property; provided, among other things, the release does not materially and adversely affect the ongoing operations of the Mortgaged Property (other than the lost income associated with the parcels being released); (2) the retail component of the Mortgaged Property or any portions thereof; or (3) the ground leased portion of the Mortgaged Property. With respect to the release of unidentified portions of the Mortgaged Property, the Borrower is permitted to obtain release of any such portions upon, among other things, payment to the lender of a parcel release price equal to the product of (A) 110% and (B) the product of (1) 100% of the difference in the value of the Mortgaged Property including the release parcel, and excluding the release parcel, as set forth in an appraisal obtained under the loan agreement and (2) 57.2%.

With respect to the release of the retail component of the Mortgaged Property or portions thereof, the Borrower is permitted to obtain release of any such portions upon, among other things, payment to the lender of a retail parcel release price equal to the product of (A) 110% and (B) the product of (1) the greater of (x) 100% of the difference in the value of the Mortgaged Property including the retail release parcel, and excluding the retail release parcel, as set forth in an appraisal obtained under the loan agreement or (y) net sales proceeds of the retail release parcel then being released and (2) 57.2%.

With respect to the release of the ground leased portion of the Mortgaged Property, a release price equal to $2,500,000 has been assigned by lender.

In the case of each of the above releases, if the resulting Whole Loan loan-to-value ratio after the release would exceed 125%, the Borrower is required to pay down the Whole Loan by the amount specified in the Mortgage Loan documents or deliver a REMIC opinion.

14	Kona Crossroads	(27) Mortgage Releases	The Mortgage Loan permits the release of a release parcel (which has not been specifically identified or described) provided that, among other conditions, (A) the Borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that such release parcel is vacant, non-income producing real estate, is not necessary for the Borrower’s operation or use of the Mortgaged Property for its then-current use and may be readily separated from the Mortgaged Property without a material diminution in the value of the Mortgaged Property and (B) the release of such release parcel (i) is in connection with an expansion by Safeway Inc. (i.e., Safeway Inc. or an affiliate thereof have entered into a lease to occupy improvements to be built on such release parcel) or (ii) if not in connection with an expansion by Safeway Inc., (x) has been consented to by the lender, which such consent cannot be unreasonably withheld, and (y) if required by the lender, the lender has received a rating agency confirmation from each applicable rating agency. Because the release parcel has not been specifically identified or described, the appraisal did not address whether it gave such parcel any value.

5	Hilton Hawaiian Village	(28) Financial Reporting and Rent Rolls	The Mortgage Loan documents require the Borrower to deliver a complete copy of the guarantor’s (or its publicly traded parent’s) annual financial statements audited by a “Big Four” accounting firm or other independent certified accountant acceptable to the lender, and the financial information for the Mortgaged Property and the Borrower is required to be included as a part of such annual audited financial statements.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
5	Hilton Hawaiian Village	(29) Acts of Terrorism Exclusion	The amount of terrorism coverage that is required is equal to the lesser of (1) the amount of property insurance required for the Mortgaged Property under the related loan agreement and (2) $1,275,000,000 (provided that, in the event such limit is an annual aggregate and said limit is eroded by 5% or more due to claims, the Borrower is required to reinstate the available limits within 90 days to the limits required in the loan agreement). If (A) TRIPRA or a similar or subsequent statute, extension or reauthorization thereof is not in effect, (B) TRIPRA or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism insurance premiums, or (C) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums for properties located in the United States, then provided that terrorism insurance is commercially available, the Borrower and/or the operating lessee is required to carry terrorism insurance throughout the term of the Whole Loan as required by the preceding sentence, but in such event the Borrower and/or the operating lessee are not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Whole Loan agreement (without giving effect to the cost of the terrorism, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower and/or the operating lessee are required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

13	Lynnwood Town Center	(29) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Borrower is required to carry terrorism insurance throughout the term of the Mortgage Loan, but in such event the Borrower is not required to spend on terrorism insurance coverage more than one and one-half (1.5) times the amount of the insurance premium that is payable at such time on a standalone basis in respect of the property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

All Mortgage Loans		(29) Acts of Terrorism Exclusion	All exceptions to Representation and Warranty No. 16 are also exceptions to this Representation and Warranty No. 29.

5	Hilton Hawaiian Village	(30) Due on Sale or Encumbrance	Transfers of interests in the non-recourse carveout guarantor, which indirectly owns 100% of the Borrower, are permitted without restriction, and may result in a change in control of the Borrower.

 Schedule D-1 to Exhibit D

Exhibit A ID#	Mortgage Loans	Representations	Exceptions
8	111 Livingston Street	(31) Single-Purpose Entity	In connection with the Leasehold Condominium Conversion, the related Borrower will form a subsidiary to be the ground lessee under the ground lease and declarant under the leasehold condominium. The subsidiary will be a newly formed single-purpose entity subject to the related lender’s approval and the same organizational requirements under the Mortgage Loan documents as the related Borrower. The subsidiary will hold the leasehold condominium units under the condominium, convey the BLS Unit to BLS, receive installment payments of the purchase price of the BLS Unit and hold the purchase-money mortgage securing said installment payments. The subsidiary will, at the related lender’s option, become a co-borrower under the related Mortgage Loan and the lien of the related Mortgage will be spread to include the leasehold condominium units.

5	Hilton Hawaiian Village	(34) Ground Leases	A portion of the Mortgaged Property is comprised of a ground lease. The ground lease expires on July 31, 2035, which is less than 9 years after the maturity date of the Mortgage Loan. The lender is not permitted to assign the Borrower’s leasehold interest in the ground lease without the ground lessor’s consent following an assignment of such leasehold interest to the lender by foreclosure, assignment in lieu of foreclosure or otherwise.

14	Kona Crossroads	(34) Ground Leases	The ground lease does not require that all of the condemnation awards allocable to the Borrower’s interest be used to repair or restore the Mortgaged Property, and it is not required that the lender be the trustee which holds condemnation proceeds. The related Mortgage Loan documents provide for a loss carveout to the extent the lender suffers any loss in connection with a condemnation, until such time as the ground lease is amended to provide that, upon any condemnation, the ground lessor and Borrower (as ground lessee) shall be entitled to separate awards with respect to the Mortgaged Property, with the amount of such separate awards determined by the applicable governmental authority conducting such condemnation proceedings based upon the ground lessor’s and ground lessee’s respective interests in the Mortgaged Property.

 Schedule D-1 to Exhibit D

SCHEDULE D-2 TO EXHIBIT D

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Exhibit A ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt

2	Moffett Place Google	$40,000,000

 Schedule D-2 to Exhibit D

SCHEDULE D-3 TO EXHIBIT D

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS
PERMITTED IN THE FUTURE

Exhibit A ID#	Mortgage Loan

14	Kona Crossroads

18	Alvogen Pharma US

22	Embassy Suites Tempe

33	Apache Plaza

 Schedule D-3 to Exhibit D

SCHEDULE D-4 TO EXHIBIT D

CROSSED MORTGAGE LOANS

None.

 Schedule D-4 to Exhibit D

SCHEDULE D-5 TO EXHIBIT D

RELATED BORROWER MORTGAGE LOANS

Exhibit A ID#	Mortgage Loan
3 22	Midwest Embassy Suites Portfolio Embassy Suites Tempe
6 20	Uovo Art Storage 33 Kings Highway
18 19	Alvogen Pharma US SG360 Portfolio
34 38 41	The Atrium Shoppes at Garden Sunny Plaza

 Schedule D-5 to Exhibit D

EXHIBIT E

FORM OF CERTIFICATE OF AN OFFICER OF THE MORTGAGE LOAN SELLER

Certificate of Officer of German American Capital Corporation

I, _________________________, a _________________________ of German American Capital Corporation (the “Mortgage Loan Seller”), hereby certify as follows:

1.          The Mortgage Loan Seller is a corporation duly organized and validly existing under the laws of the State of Maryland.

2.          Attached hereto as Exhibit A are true, correct and complete copies of the Certificate of Incorporation and by-laws of the Mortgage Loan Seller, which are on the date hereof in full force and effect.

3.          Attached hereto as Exhibit B is a certificate of the Secretary of State of the State of Maryland with respect to the good standing of the Mortgage Loan Seller.

4.          To my knowledge, no resolutions for merger, liquidation, dissolution or bankruptcy of the Mortgage Loan Seller are pending.

5.          Attached hereto as Exhibit C is a list of such agents, officers or representatives of the Mortgage Loan Seller who signed the agreements, documents or certificates delivered in connection with the CD 2017-CD4 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CD4. Each of such agents, officers or representatives is duly elected or appointed, qualified and acting in the capacity set forth beside their name, and the signature of such person set forth beside such person’s name is their genuine signature.

Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

 E-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of May [    ], 2017.

By:
Name:
Title:

I, [name], [title], hereby certify that ____________________________ is a duly elected or appointed, as the case may be, qualified and acting ____________________________ of the Mortgage Loan Seller and that the signature appearing above is his or her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of May [    ], 2017.

By:
Name:
Title:

 E-2

EXHIBIT F

BILL OF SALE

1.       Parties. The parties to this Bill of Sale are the following:

Mortgage Loan Seller:	German American Capital Corporation

Purchaser:	Deutsche Mortgage & Asset Receiving Corporation

2.       Sale. For value received, the Mortgage Loan Seller hereby conveys to the Purchaser, and without limiting Section 4(a) of the Mortgage Loan Purchase Agreement, dated and effective April 28, 2017 (the “Mortgage Loan Purchase Agreement”), between the Purchaser and the Mortgage Loan Seller, without recourse, all right, title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans identified on Exhibit A (the “Mortgage Loan Schedule”) to the Mortgage Loan Purchase Agreement and all of the following property:

(a)       All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto due and payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

(b)       All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

(c)       All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

3.       Purchase Price. An amount equal to $[           ], plus accrued interest, minus the Mortgage Loan Seller’s share of the costs set forth in Section 9 of the Mortgage Loan Purchase Agreement and subject to certain adjustments pursuant to the MOU.

4.       Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

 F-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on the Closing Date (as defined in the Mortgage Loan Purchase Agreement).

SELLER:	German American Capital Corporation

By:
Name:
Title:

By:
Name:
Title:

PURCHASER:	DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

 F-2